UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2013
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement.
On September 15, 2013, Post Holdings, Inc. (“Post” or the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Viterra Inc. (“Viterra”) pursuant to which Post will purchase from Viterra (the “Acquisition”) all of the stock of Agricore United Holdings, Inc. (“Agricore”). Agricore is the parent company of Dakota Growers Pasta Company, Inc. (“Dakota Growers”), a manufacturer of dry pasta for retail and institutional markets. As part of the Acquisition, Post also will acquire the durum wheat inventory held by Viterra for the Dakota Growers business. Pursuant to the terms of the Agreement, the closing will not occur until January 2014.
The purchase price payable by Post under the Agreement is $370 million, on a debt-free, cash-free basis, subject to a working capital adjustment.
The Agreement contains customary representations, warranties and indemnities for a transaction of this type, including covenants which relate to the operation of the Dakota Growers business during the period between signing and closing. The closing of the Acquisition is subject to various closing conditions, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), the receipt by Post of certain audited financial statements for Agricore, the divestiture by Agricore of certain unrelated businesses, as well as other customary closing conditions. Post intends to fund the Acquisition through a combination of up to $200 million of committed financing and cash on hand. Post's obligation to close the Acquisition is not subject to a financing condition.
The Agreement may be terminated by the mutual consent of Viterra and Post, and under certain other circumstances, including if the closing of the Acquisition has not occurred by February 28, 2014, subject to a 30 day extension if the closing condition related to HSR has not been obtained by such date and all other closing conditions have been satisfied as of such date.
In connection with the execution of the Agreement, Post will deposit $37 million with a third party escrow agent. The deposit will be credited against the purchase price if the transaction closes. If the closing does not occur, the deposit will be returned to Post, unless the closing did not occur due to the failure to satisfy the HSR closing condition or due to a breach by Post of the Agreement, in which case it will be payable to Viterra.
The foregoing description of the Agreement is qualified in its entirety by reference to the complete terms of the Agreement, which will be filed with the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2013.
On September 16, 2013, Post issued a press release announcing the execution of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
Certain matters discussed in this Current Report on Form 8-K are forward-looking statements, including the expected timing of the acquisition and the expected financial contribution of the Acquisition. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include risks related to, among other things, the risk of forfeiture of the purchase price deposit, obtaining regulatory approval of or non-objection to the Acquisition; the potential impact on the business due to uncertainty about the Acquisition; the retention of Dakota Growers employees and the ability of Post to successfully integrate operations; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers, other business partners or governmental entities for both parties; other business transaction costs; actual or contingent liabilities of the acquired business; the inability to predict the future success or market acceptance of the acquired business; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements represent the Company's judgment as of the date hereof. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 16, 2013	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibits Number	Description

99.1	Press Release dated September 16, 2013